                                   EXHIBIT 1.2


                                     FORM OF

                          BANKS OF THE CHESAPEAKE, INC.

                             Up to 2,975,625 Shares
                                       of
                                  Common Stock
                           ($0.01 Par Value Per Share)

                                $10.00 Per Share

                             SALES AGENCY AGREEMENT

_______________, 2003


Trident Securities, A Division
   of McDonald Investments Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         Banks of the Chesapeake, M.H.C., a federally-chartered mutual holding company (the "MHC"), Banks of the Chesapeake, Inc., a Maryland corporation (the "Company"), and Chesapeake Bank of Maryland, a federally-chartered stock savings bank (the "Bank"), hereby confirm as of the date above their respective agreements with Trident Securities, a Division of McDonald Investments Inc., ("McDonald"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introduction. The MHC intends to undertake a mutual-to-stock conversion pursuant to a plan of conversion adopted by the Boards of Directors of the MHC and the Bank on June 19, 2002 (the "Plan"), pursuant to the following steps: (i) the Company will form CB Interim Savings Bank under federal law as its first-tier wholly-owned subsidiary, (ii) the MHC will convert into Interim Mutual Holdings, an interim federal savings bank, and simultaneously will merge with and into the Bank, pursuant to which the MHC will cease to exist and the shares of the Bank held by the MHC will be canceled and (iii) the Bank will merge with CB Interim Savings Bank, with the Bank surviving (together with the Offerings, as defined below, the acquisition of the common stock of the Bank by the Company, and the incorporation of the Company, collectively the "Conversion"). In accordance with the Plan, the Company is offering shares of its common stock, $0.01 par value (the "Shares" or the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") to certain depositors of the Bank and to the Bank's employee

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Trident Securities, A Division
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stock ownership plan. Shares of the Common Stock not sold in the Subscription
Offering may be offered to the general public in a direct community offering, with preference being given to natural persons residing in Baltimore City, Maryland and the Maryland counties of Anne Arundel, Baltimore, Carroll, Frederick, Harford and Howard (the "Community Offering") and, if necessary, through a syndicate of registered broker-dealers managed by McDonald in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, the Community Offering and the Syndicated Community Offering are collectively referred to as the "Offerings." Purchases of Shares in the Offerings are subject to certain limitations and restrictions as described in the Plan.

         The Company has been advised by McDonald that McDonald will utilize its best efforts to assist the Company with the sale of the Shares in the Offerings. Prior to the execution of this Agreement, the Company has delivered to McDonald a prospectus dated as of the date hereof and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the MHC, the Company, the Bank, the Shares and the Conversion.

         2. Representations and Warranties. The MHC, the Company and the Bank jointly and severally represent and warrant to McDonald that:

               (a) The Company has filed with the Commission a registration statement, including a prospectus relating to the Offerings and exhibits, and an amendment or amendments thereto, on Form SB-2 (No. 333-______) for the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the enforceable published policies, releases and actions of the Commission thereunder, hereinafter referred to as the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

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               (b)   The MHC has filed a Form AC Application for Conversion,
         including exhibits (as amended or supplemented, the "Conversion Application") with the Office of Thrift Supervision (the "OTS") under the Home Owners' Loan Act, as amended ("HOLA"), and the rules and regulations of the OTS thereunder (the "OTS Regulations"), which has been approved by the OTS; and the Prospectus and the proxy statement for the solicitation of proxies from members of the MHC for the special meeting to approve the Plan ("Proxy Statement") included as part of the Conversion Application have been approved for use by the OTS. The Company has filed with the OTS the Company's application to acquire ownership of the Bank on Form H-(e)1-S ("Holding Company Application") promulgated under the savings and loan holding company provisions of the HOLA and the regulations promulgated thereunder and has received approval of its acquisition of the Bank from the OTS. No order has been issued by the OTS preventing or suspending the use of the Prospectus or Proxy Statement, and no action by or before the OTS or any court or other tribunal challenging or seeking to challenge the OTS's approval of the use of the Prospectus or Proxy Statement or its approval of the Conversion Application or the OTS's approval of the Holding Company application is pending, or to the knowledge of the MHC, the Company or the Bank, threatened.

               (c) As of the date hereof (i) the Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information relating to McDonald furnished to the Company or the Bank by or on behalf of McDonald and expressly provided for use in the Registration Statement or Prospectus.

               (d) The MHC is duly organized as a federally-chartered mutual holding company under the laws of the United States; the Company is incorporated as a Maryland corporation; the Bank is duly organized as a federally-chartered stock savings bank under the laws of the United States, and each of them is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member of the Federal Home Loan Bank of Atlanta, and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the MHC, the Company and the Bank is qualified to transact business as a foreign corporation in all

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         jurisdictions except those where non-qualification would reasonably be expected not to have a material adverse effect on the condition (financial or otherwise), operations, business, earnings or properties of the MHC, the Company and the Bank, considered as one enterprise ("Material Adverse Effect").

               (e) The only direct-subsidiary of the MHC is the Bank. The Bank does not have any active subsidiaries. Superior Service Corporation is a wholly-owned service corporation subsidiary of the Bank.

               (f) The MHC, the Company and the Bank have good and marketable title to all assets material to their respective businesses and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except for liens for ad valorem taxes not yet due, except as described in the Prospectus and except as do not, in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the operations of the MHC, the Company or the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

               (g) The MHC, the Company and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would reasonably be expected not to have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect, and the MHC, the Company and the Bank are complying therewith in all material respects.

               (h) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the MHC, the Company, and the Bank, and this Agreement is a valid and binding obligation of each of the MHC, the Company and the Bank, enforceable in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC;
         (b) general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law; (c) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A").

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               (i)   Except as described in the Prospectus, there is no
         litigation or governmental proceeding pending or, to the knowledge of the MHC, the Company or the Bank, threatened against or involving the MHC, the Company, the Bank or any subsidiary, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

               (j) Each of the MHC, the Company and the Bank has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, in the case of the Company, to issue and sell the Shares to be sold by it as provided herein and to acquire all of the shares of capital stock of the Bank as provided in the Plan.

               (k) The MHC, the Company and the Bank have received the opinion of Ober, Kaler, Grimes & Shriver with respect to the federal income tax consequences of the Conversion to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the MHC, the Company and the Bank have received the opinion of Ober, Kaler, Grimes & Shriver with respect to the state income tax consequences of the Conversion to the effect that the Conversion will not be a taxable transaction under the laws of Maryland; and the facts and representations provided by the MHC, the Company and the Bank and relied upon in the rendering of such opinions are accurate and complete, and none of the MHC, the Company or the Bank has taken any action inconsistent therewith.

               (l) Neither the MHC, the Company or the Bank is in violation of any rule or regulation of the OTS, the FDIC or any state department or agency regulating the banking or other activities of the MHC, the Company, or the Bank that has resulted or reasonably could result in any enforcement action against the MHC, the Company, or the Bank, or their officers or directors, that could reasonably be expected to have a Material Adverse Effect.

               (m) Feldman Financial Advisors, Inc., the firm that prepared the independent appraisal included in the Conversion Application, is independent with respect to the MHC, the Company, or the Bank within the meaning of the OTS Regulations. The MHC, the Company, and the Bank believe such firm to be experienced and expert in providing appraisals of thrift institutions, and nothing has come to their attention which has caused them to believe that the appraisal included in the Conversion Application was not prepared in accordance with the requirements of the OTS Regulations.

               (n) Anderson Associates, LLP, the firm that audited the consolidated financial statements for the two year period ended March 31, 2002 of the MHC filed as part of the Registration Statement and the Conversion Application is independent with respect to the MHC, the Company, and the Bank as required by the Securities Act, the Securities Act

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Trident Securities, A Division
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_______________, 2003
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         Regulations, the Code of Professional Ethics of the American Institute
         of Certified Public Accountants and Title 12 of the Code of Federal Regulations Parts 563c. Nothing has come to the attention of the MHC, the Company or the Bank that has caused them to believe that such firm is not independent within the meaning of such provisions.

               (o) The consolidated financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, results of operations, retained earnings and cash flows of the MHC on a consolidated basis at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with the OTS, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

               (p) There has been no material adverse change in the condition (financial or otherwise), results of operations, business, assets or properties, of the MHC, the Company, and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the MHC, the Company, and the Bank conform in all material aspects to the descriptions thereof contained in the Prospectus. Neither the MHC, the Company, or the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

               (q) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the MHC, the Company, or the Bank pursuant to any of the terms, provisions or conditions of any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the MHC, the Company, or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject or any violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, lien, charge, encumbrance or violation would reasonably be expected to have a Material Adverse Effect. All agreements which are material to the financial condition, results of operations, business, assets or properties of the MHC, the Company, and the Bank, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the knowledge of

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         the MHC, the Company or the Bank, threatened any action or proceeding wherein the MHC, the Company or the Bank would be alleged to be in default thereunder.

               (r) Neither the MHC, the Company, or the Bank is in violation of its respective charter or articles of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the MHC, the Company and the Bank do not conflict with or result in a breach of the charter or articles of incorporation or bylaws of the MHC, the Company, or the Bank, or violate, conflict with or constitute a material breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the MHC, the Company, or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the MHC, the Company or the Bank is a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would reasonably be expected to have a Material Adverse Effect.

               (s) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, neither the MHC, the Company, or the Bank has issued any securities which will remain issued at the Closing Date (as defined below) or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities incurred in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the MHC, the Company, and the Bank, taken as a whole.

               (t) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the heading "Our Capitalization," and no equity securities of the Company shall be outstanding immediately prior to the Closing Date other than any shares of capital stock issued in connection with the formation of the Company, which shares shall be canceled on the Closing Date. The issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the OTS and, when issued in accordance with the terms of the Plan and paid for as set forth in the Prospectus, shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights; and good title to the Shares will be transferred by the

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         Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The acquisition of the capital stock of the Bank by the Company has been duly authorized by all necessary action of the Bank and the Company and all appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the OTS in connection with its approval of the Conversion Application and the Holding Company Application), and such capital stock is validly issued, fully paid and nonassessable and conforms in all material respects to the description thereof contained in the Prospectus.

               (u) No approval of any regulatory or supervisory or other public authority is required of the MHC, the Company or the Bank in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been obtained, except for the declaration of effectiveness by the Commission of any required post-effective amendment of the Registration Statement not yet filed, except as may be required by the "blue sky" or securities laws of various jurisdictions, and except as may be required by the conditions of the approval of the Conversion Application or the Holding Company Application by the OTS.

               (v) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application or the Holding Company Application have been filed with the Commission, or the OTS or both, as the case may be.

               (w) The MHC, the Company, and the Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities. The MHC, the Company, and the Bank have paid all taxes that have become due and have made adequate reserves for future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not reasonably be expected to have a Material Adverse Effect.

               (x) All of the loans represented as assets of the Bank as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, would not reasonably be expected to have a Material Adverse Effect.

               (y) The records of depositors and account holders of the Bank delivered to McDonald by the Bank or its agent for use during the Conversion are believed to be accurate, reliable and complete in all material respects.

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               (z)   None of the MHC, the Company or the Bank, nor any of their employees has made any payment of funds of the MHC, the Company or the Bank prohibited by law, and no funds of the MHC, the Company or the Bank have been set aside to be used for any payment prohibited by law.

               (aa) The MHC, the Company and the Bank are in compliance with all laws, rules and regulations relating to environmental protection, and neither the MHC, the Company, or the Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for liabilities which, would not have a Material Adverse Effect. There are no actions, suits, regulatory investigations or other proceedings pending or, threatened against the MHC, the Company or the Bank relating to environmental protection. No disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the MHC, the Company or the Bank, or has occurred on, in or at any of the facilities or properties owned or leased by the MHC, the Company, or the Bank or on any properties pledged to the Bank as security for any indebtedness, except such disposal, release or discharge as would not reasonably be expected to have a Material Adverse Effect.

               (bb) All documents delivered by the MHC, the Company, or the Bank or their representatives in connection with the issuance and sale of the Shares, were, on the dates on which they were delivered, true, complete and correct in all material respects.

               (cc) At the Closing Date, the MHC, the Company and the Bank will have completed the conditions precedent to, and will have conducted the Conversion in all material respects in accordance with, the Plan, the HOLA, and OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the OTS.

         3. Employment of McDonald; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the MHC, the Company and the Bank hereby employ McDonald as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings. The employment of McDonald hereunder shall terminate (a) forty-five days after the Subscription Offering closes, unless the MHC, the Company and the Bank, with the approval of the OTS, if required, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

         In the event the Company is unable to sell a minimum of 1,912,500 Shares (or such lesser amount as the OTS may permit) within the period of McDonald's employment, this Agreement shall terminate, and the Company shall refund promptly to any persons who have subscribed for any of the

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Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 3, 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until the minimum number of Shares required by the Plan to be sold are sold and paid for will be made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if the minimum number of Shares required by the Plan to be sold are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of the minimum number of Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal executive office of the Bank or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

         McDonald agrees either (a) upon receipt of an executed order form of a subscriber to forward to the Bank for deposit in a segregated account the offering price of the Common Stock ordered on or before twelve o'clock noon on the next business day following receipt of an order form by McDonald or (b) to solicit indications of interest in which event (i) McDonald will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) McDonald will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) McDonald will debit accounts of such subscribers on the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and
(iv) McDonald will forward completed order forms together with such funds to the Bank on or before twelve o'clock noon on the next business day following the Debit Date for deposit in a segregated account. McDonald acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the Debit Date.

         The Bank agrees to pay McDonald the following compensation and expense reimbursement for its services hereunder:

         (i) A conversion center management and proxy solicitation management fee in the amount of $25,000, receipt of which is acknowledged.

         (ii) A commission fee equal to two percent (2%) of the aggregate dollar amount of shares of Common Stock sold in the Subscription Offering or Community Offering (excluding shares of Common Stock sold to the Company's and Bank's directors and

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               executive officers and the Bank's employee stock ownership plan).
               For shares of Common Stock sold by other NASD member firms under a selected dealer agreements, the commission paid to those firms shall not exceed a fee of four and one-half percent (4.5%), unless such amount is approved in advance by the Board of Directors of the Bank. All such fees shall be paid in next-day funds on the Closing Date.

         (iii) McDonald shall be reimbursed for its legal and out-of-pocket expenses incurred by them and their counsel, whether or not the agreement is consummated. McDonald's legal expenses and out-of-pocket expenses will not exceed $50,000. McDonald shall bill the Bank periodically for expenses throughout the term of this Agreement. To the extent not already paid, reimbursement of McDonald shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of actual receipt by the Company of a written request from McDonald detailing its allocable expenses. In the event that a resolicitation or other event causes the offerings to be extended beyond the original expiration date of the Subscription Offering, as set forth in the Prospectus, McDonald shall be reimbursed for reasonable out-of-pocket expenses incurred during the extended period as well.

         (iv) The Bank shall also pay all other expenses of the Conversion incurred by them or on their behalf in connection with the Conversion, including but not limited to their attorneys' fees, NASD fairness filing fees, filing and registration fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

         4. Offering. Subject to the provisions of Section 7 hereof, McDonald is assisting the MHC, the Company and the Bank on a best efforts basis in offering a minimum of 1,912,500 and a maximum of 2,587,500 Shares, subject to adjustment up to 2,975,625 Shares, in the Offerings, subject to such other adjustments as may be permitted by the OTS. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5.    Further Agreements.

         5.1 The MHC, the Company and the Bank jointly and severally covenant and agree that:

               (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as

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         otherwise may be indicated or contemplated therein, none of the MHC, the Company, the Bank will issue any securities (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus) which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition or operations of the MHC, the Company and the Bank, taken as a whole.

               (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offerings, the Company (i) will, if required by the Securities Act Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required by the Securities Act Regulations, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to McDonald.

               (c) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Our Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion), and the certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations.

               (d) Upon amendment of the Bank's charter and bylaws as provided in the OTS Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank's charter will provide for a liquidation account in a manner consistent with the requirements and the Plan, and the Bank will continue as a federally-chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiary other than the Bank.

               (e) The Company shall deliver to McDonald, from time to time, such number of copies of the Prospectus as McDonald reasonably may request. The Company authorizes McDonald to use the Prospectus in any lawful manner in connection with the offer and sale

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         of the Shares.

               (f) The Company will notify McDonald immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction,
         (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement and (v) of the issuance by the OTS of any stop order relating to the Conversion or the use of the Prospectus or Proxy Statement or the initiation or threat of any proceedings for that purpose. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

               (g) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the MHC, the Company or the Bank, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for McDonald after consultation with counsel for the MHC, the Company and the Bank, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to McDonald a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for McDonald) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless McDonald has been first furnished a copy or to which McDonald shall reasonably object after having been furnished such copy. For the purposes of this subsection, the MHC, the Company and the Bank shall furnish such information with respect to themselves as McDonald from time to time may reasonably request.

               (h) The MHC, the Company and the Bank will take all necessary action and furnish to Ober, Kaler, Grimes & Shriver, special counsel for the Company, all information as may be required to qualify or register the Shares for offer and sale by the Company under

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         the securities or blue sky laws of such jurisdictions as McDonald and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless McDonald agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

               (i) Appropriate entries will be made in the financial records of the Bank to establish a liquidation account in accordance with the OTS Regulations.

               (j) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the Offerings and shall request that such registration statement be effective upon or before completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years.

               (k) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, copies of any Form 10-QSB or 10-KSB filed by the Company with the Commission.

               (l) For a period of three years from the date of this Agreement, the Company will furnish to McDonald, upon request and as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to McDonald (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as McDonald may reasonably request.

               (m) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

               (n) The Company will not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by McDonald.

               (o) The Company and the Bank shall advise McDonald, if necessary, as to the allocation of deposits, in the case of Eligible Account Holders and Supplemental Eligible Account Holders, and votes, in the case of Other Depositors (as defined in the Plan), and of the Shares in the event of an oversubscription and shall provide McDonald final instructions as to the allocation of the Shares ("Allocation Instructions') and such information shall be

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         accurate and reliable. McDonald shall be entitled to rely upon such information and instructions and shall have no liability related to its reliance thereon, including, without limitation, any liability for or related to any denial or satisfaction of any subscription in whole or in part based on its good faith reliance on such information and instructions.

               (p) The MHC, the Company and the Bank will take such actions and furnish such information as are reasonably requested by McDonald in order for McDonald to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

               (q) At the Closing Date, the MHC, the Company and the Bank will have completed all conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the OTS.

               (r) The Company will use its best efforts to assist McDonald in obtaining approval for and maintaining quotation of the Shares on the OTC Bulletin Board effective on or prior to the Closing Date.

               (s) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of ninety days after the Closing Date, without McDonald's prior written consent, any Shares other than as described in the Prospectus.

               (t) The MHC, the Company and the Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the delivery of certificates for the Shares to subscribers or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

         6. Payment of Expenses. Whether or not the Conversion is consummated, the MHC, the Company and the Bank shall pay or reimburse McDonald for allocable expenses incurred by McDonald relating to the offering of the Shares as provided in Section 3 hereof.

         7. Conditions of McDonald's Obligations. Except as may be waived in writing by McDonald, the obligations of McDonald as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the MHC, the Company and the Bank of their obligations hereunder, and to the following conditions:

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               (a)   On the Closing Date, McDonald shall receive the favorable
         opinion of Ober, Kaler, Grimes & Shriver, special counsel for the MHC, the Company and the Bank, dated the Closing Date, addressed to McDonald, in form and substance satisfactory to counsel for McDonald and stating that:

                     (i) the MHC is duly organized and validly existing as a mutual holding company under the laws of the United States; the Company is duly incorporated and is validly existing as a corporation under the laws of the State of Maryland; the Bank is duly organized and validly existing as a stock savings bank under the laws of the United States; the Subsidiary is duly organized and validly existing as a corporation under the laws of Maryland and each of the MHC, the Company, the Bank the Subsidiary have full power and authority to own their properties and conduct their businesses as described in the Prospectus;

                     (ii) the Bank is a member of the Federal Home Loan Bank of Atlanta, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits, and to such counsel's knowledge, no actions or proceedings are pending or, to such counsel's knowledge, threatened to revoke such membership or insurance coverage;

                     (iii) each of the MHC, the Company, the Bank is qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

                     (iv) each of the MHC, the Company and the Bank has obtained all licenses, permits and other governmental authorizations required for the conduct of their businesses as described in the Prospectus, except where the failure to obtain such licenses, permits or governmental authorizations would not reasonably be expected to have a Material Adverse Effect; all of the leases and subleases material to the business of the MHC, the Company and the Bank under which the MHC, the Company or the Bank holds properties are in full force and effect;

                     (v) the Plan has been duly adopted by the Boards of Directors of the MHC, the Bank and the Company and approved by the members of the MHC; the Plan complies in all material respects with and the Conversion has been effected by the MHC, the Company and the Bank in all material respects in accordance with, the HOLA, or the OTS Regulations and applicable OTS approvals issued thereunder; all of the terms, conditions, requirements and provisions with respect to the filing or submission of the Registration Statement, the Conversion Application and the

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               Holding Company Application by the Company or the Bank, have been complied with by the MHC, the Company and the Bank in all material respects except for reports and items required to be filed or submitted after the Closing Date; and, to such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Plan;

                     (vi) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description thereof in the Registration Statement and the Prospectus is accurate and complete in all material respects;

                     (vii) upon the effectiveness of the Conversion as contemplated by the Prospectus and Plan, (a) the MHC will cease to exist, and (b) all of the outstanding capital stock of the Bank will be owned of record and beneficially by the Company free and clear of all material liens, charges, encumbrances and restrictions created by the Company;

                     (viii) the issuance and sale of the Shares have been duly
               authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of statutory preemptive rights, and purchasers of such shares from the Company, upon issuance thereof against payment therefor, will acquire such shares free and clear of all material claims, encumbrances, security interests and liens created by the Company;

                     (ix) the form of the certificate used to evidence the Shares is in proper form and complies in all material respects with the applicable law of the jurisdiction in which the Company is incorporated.

                     (x) the acquisition of the capital stock of the Bank by the Company has been duly authorized by all necessary corporate action of the Bank and the Company and has received the approval of the OTS, and such capital stock is validly issued, fully paid and free of preemptive rights;

                     (xi) subject to the satisfaction of the conditions to the OTS approval of the Conversion Application and the Holding Company Application, no further approval, authorization, consent or other order of any regulatory agency is required of the MHC, the Company and the Bank in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Conversion, except with respect to the issuance of the Bank's amended charter by the

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               OTS, and except as may be required under the blue sky securities laws of various jurisdictions;

                     (xii) the execution and delivery of this Agreement and the consummation of the Conversion have been duly authorized by all necessary corporate action on the part of each of the MHC, the Company and the Bank, and this Agreement is a legal, valid and binding obligation of each of the MHC, the Company and the Bank, enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository banks whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC; (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository banks and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to, Section 23A;

                     (xiii) the Bank is not subject to any directive from the
               OTS to make any change in the method of conducting its business and there are no legal or governmental proceedings pending or, threatened against or involving the assets of the MHC, the Company or the Bank, which violation or proceedings would reasonably be expected to have a Material Adverse Effect (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                     (xiv) the Conversion Application has been approved by the OTS, the Holding Company Application has been approved by the OTS, and the Prospectus and the Proxy Statement have been authorized for use by the OTS; the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; and no proceedings are pending by or before the Commission or the OTS seeking to revoke or rescind the orders declaring the Registration Statement or any post-effective amendment thereto effective or approving the Conversion Application or the Holding Company Application and, to such counsel's knowledge, no such proceedings are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

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                     (xv)    the execution and delivery of this Agreement and
               the consummation of the Conversion by the MHC, the Company and the Bank do not (i) violate or conflict with the charter or articles of incorporation or bylaws of the MHC, the Company or the Bank or (ii) violate Maryland statutes or regulations, the HOLA or the OTS Regulations or any law or administrative regulation or any court order, writ, injunction or decree to which the MHC, the Company and the Bank is a party (subject to the satisfaction of certain post-closing conditions imposed by the OTS in connection with its approval of the Conversion Application and the Holding Company Application);

                     (xvi) statements in the Prospectus that are, or refer to, statements of law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

                     (xvii) the execution and delivery of this Agreement and the consummation of the Conversion by the MHC, the Company and the Bank do not constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the MHC, the Company, the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, lease, debenture, note, instrument or obligation to which the MHC, the Company or the Bank is a party (other than the required establishment of the liquidation account pursuant to the Plan) which in any such event would reasonably be expected to result in a Material Adverse Effect;

                     (xviii) there has been no violation of any provision of the
               MHC's, the Company's, the Bank's `s charter, articles of incorporation or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) by the MHC, the Company, the Bank under any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the MHC, the Company, the Bank is a party or by which any of them or any of their respective assets or properties may be bound, or violation of any license, permit, law, administrative regulation or order, court order, injunction or decree which violation, breach or default would reasonably be expected to have a Material Adverse Effect;

                     (xix) the Conversion Application, the Holding Company Application, the Registration Statement, the Prospectus and the Proxy Statement, in each case, as

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               amended and supplemented, comply as to form in all material respects with the requirements of Maryland statutes, the Securities Act, the Securities Act Regulations, the HOLA and OTS Regulations, as the case may be (except as to information provided in writing by McDonald with respect to McDonald included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information included therein, as to which no opinion need be rendered); all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed; and the descriptions in the Conversion Application and the Registration Statement of the documents filed as exhibits to the Registration Statement and the Conversion Application are accurate in all material respects.

               In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers and directors of the MHC, the Company and the Bank and certificates of public officials delivered pursuant to this Agreement. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the MHC, the Company and the Bank.

               (b) At the Closing Date, McDonald shall receive the letter of Ober, Kaler, Grimes & Shriver, special counsel for the Company and the Bank, dated the Closing Date, addressed to McDonald, in form and substance reasonably satisfactory to counsel for McDonald and to the effect that nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information in respect of McDonald contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein, as to which such counsel need express no view), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented (except as to information in respect of McDonald contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein as to which such counsel need express no view), as of its date, at the time the Prospectus was filed with the Commission under Rule 424(b) of the Securities Act regulations and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement or the Prospectus and that it does not assume any responsibility for the accuracy or completeness thereof).

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               (c) Counsel for McDonald shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by McDonald, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the MHC, the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

               (d) Prior to and at the Closing Date, in the reasonable opinion of McDonald, (i) there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company, the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the MHC, the Company or the Bank after the latest date as of which the consolidated financial condition of the MHC and the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions that are not material to the MHC, the Company, the Bank, taken as a whole; (iii) neither the MHC, the Company nor the Bank shall have received from the OTS, or Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the MHC, the Company and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the MHC, the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as McDonald and the Company shall have agreed upon.

               (e) On the Closing Date, McDonald shall receive a certificate of the principal executive officer and the principal financial officer of each of the MHC, the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the MHC, the Company or the Bank; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, or results of operations of the MHC, the Company, the Bank, and the conditions set forth in clauses (i) through (v) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the knowledge of such officers, no

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         order has been issued by the Commission or the OTS to suspend the
         Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or, to the knowledge of such officers, threatened by the Commission or the OTS; (iv) to the knowledge of such officers, no person has sought to obtain review of the final action of the OTS approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

               (f) At the Closing Date, McDonald shall receive, among other documents, (i) copies of the letters from the OTS authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the certificate from the OTS evidencing the corporate existence of the Bank; (iv) a copy of the certificate from the FDIC evidencing the insured status of the Bank, (v) a copy of the letter from the appropriate state authority evidencing the incorporation and good standing of the Company (vi) a copy of the charter or articles of incorporation of the MHC, the Company, the Bank each certified by the appropriate governmental authority; and (vii) evidence of payment of all taxes, including any franchise taxes by each of the MHC, the Company, the Bank.

               (g) Concurrently with the execution of this Agreement, McDonald acknowledges receipt of a letter from Anderson Associates, LLP, addressed to McDonald and the Company, in substance and form satisfactory to counsel for McDonald, with respect to the consolidated financial statements of the MHC and the Bank and certain financial information contained in the Prospectus.

               (h) At the Closing Date, McDonald shall receive a letter from Anderson Associates, LLP, dated the Closing Date and addressed to McDonald and the Company, in form and substance satisfactory to counsel for McDonald, confirming the statements made by such accountants in the letter delivered by them pursuant to the preceding subsection and dated as of a specified date not more than five days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of McDonald and its counsel, satisfactory to McDonald and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for McDonald's reliance and delivered to McDonald or to counsel for McDonald shall be deemed a representation and warranty by the MHC, the Company or the Bank to McDonald as to the statements made therein. If any condition to McDonald's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, McDonald may terminate this Agreement or, if McDonald so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If McDonald terminates this Agreement as aforesaid, the MHC, the Company and the Bank shall reimburse McDonald for its expenses as

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provided in Section 3 hereof.

         8.    Indemnification.

               (a) The MHC, the Company and the Bank jointly and severally agree to indemnify and hold harmless McDonald, its officers, directors and employees and each person, if any, who controls McDonald within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Conversion Application) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the OTS or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Bank with respect to McDonald by or on behalf of McDonald expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto or in any Application, as the case may be, (B) any written or oral statement made to a purchaser of the Shares by any director, officer or employee of the MHC, the Company or the Bank, (C) the inaccuracy of any representation or warranty set forth in Section 2(a) above or the breach of any covenant or agreement of the Company or the Bank set forth herein or (D) the participation by McDonald in the Conversion and the Offering, provided however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgement by a court of competent jurisdiction to have resulted principally and directly from the bad faith, willful misconduct or gross negligence of McDonald. This indemnity shall be in addition to any liability the MHC, the Company or the Bank may otherwise have to Trident.

               (b) The MHC, the Company and the Bank jointly and severally agree to indemnify and hold harmless McDonald, its officers, directors and employees and each person, if any, who controls McDonald within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, for any liability whatsoever arising out of (i) any instructions given to McDonald as set forth in Section 5(o) above or
         (ii) any records of account holders and depositors of the Bank and members of the MHC delivered to McDonald by the Bank or its agents for use during the Conversion, provided, however, that

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         this indemnification shall not apply to any loss, liability, claim, damage or expense found in a final judgment of a court of competent jurisdiction to have resulted principally and directly from the bad faith, willful misconduct or gross negligence of McDonald. This indemnity shall be in addition to any liability the MHC, the Company or the Bank may otherwise have to Trident.

               (c) McDonald agrees to indemnify and hold harmless the MHC, the Company and the Bank, their officers, directors and employees and each person, if any, who controls the MHC, the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the MHC, the Company and the Bank to McDonald, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Bank with respect to McDonald by or on behalf of McDonald expressly for use in the Prospectus or any amendment or supplement thereof or in any Application or (B) the inaccuracy of any representation or warranty set forth in
         Section 2(b) above or the breach of any covenant or agreement of McDonald set forth herein, provided however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgement by a court of competent jurisdiction to have resulted principally and directly from the bad faith, willful misconduct or gross negligence of the MHC, the Company or the Bank. This indemnity shall be in addition to any liability McDonald may otherwise have to the MHC, the Company or the Bank.

               (d)   Promptly after receipt by an indemnified party under this
         Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
         Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel reasonably acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the

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         fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that there are substantive or procedural issues which raise conflicts of interest between the indemnified party and indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this
         Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

         9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to McDonald, the MHC, the Company and/or the Bank other than in accordance with its terms, the MHC, the Company and the Bank or McDonald shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the MHC, the Company and the Bank or McDonald(i) in such proportion as is appropriate to reflect the relative benefits received by the MHC, the Company and the Bank on the one hand and McDonald on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and McDonald on the other hand in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the MHC, the Company and the Bank on the one hand and McDonald on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the MHC, the Company and the Bank bear to the total fees received by McDonald under this Agreement. The relative fault of the Company or the Bank on the one hand and McDonald on the other shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by McDonald and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The MHC, the Company and the Bank and McDonald agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, McDonald

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shall not be required to contribute any amount in excess of the amount by which fees owed McDonald pursuant to this Agreement exceed the amount of any damages which McDonald has otherwise been required to pay by reason of such untrue or alleged untrue statement, act, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the MHC, the Company and the Bank and McDonald and the representations and warranties of the MHC, the Company and the Bank and of McDonald set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of McDonald or the Company or the Bank or any controlling person or indemnified party referred to in
Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of McDonald, the MHC, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. The parties may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

               (a) McDonald may terminate this Agreement if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in McDonald's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange or the Nasdaq Stock Market shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, financial condition or business of the MHC, the Company and the Bank, taken as a whole; or if the MHC, the Company and the Bank, taken as a whole, shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition, financial or otherwise, or in the prospects of the MHC, the Company and the Bank, taken as a whole.

               (b) The MHC, the Company and the Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the MHC, the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3, 6, 8, and 9 of this Agreement.

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               (c)   The MHC, the Company and the Bank, and McDonald, may
         terminate this Agreement by mutual written agreement.

               (d) If this Agreement is terminated by McDonald for any of the reasons set forth in subsections (a) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8 and 9 of this Agreement and upon demand, the MHC, the Company and the Bank shall pay McDonald the full amount so owing thereunder.

               (e) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify any non-terminating party promptly by telephone or telegram, confirmed by letter.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to McDonald shall be mailed, delivered or telegraphed and confirmed to Trident Securities, a Division of McDonald Investments Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: John A. Hitt, Senior Vice President (with a copy to Malizia Spidi & Fisch, PC, 1100 New York Avenue, NW, Suite 340 West, Washington, DC, 20005, Attention: Felicia C. Battista, Esquire) and if sent to the MHC, the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to Chesapeake Bank of Maryland, 2001 East Joppa Road, Towson, Maryland 21234,
Attention: R. Thomas Jefferson, President and Chief Executive Officer (with a copy to Ober, Kaler, Grimes & Shriver, 120 East Baltimore Street, Baltimore, Maryland 21202, Attention: Kenneth B. Abel, Esquire.

         13. Parties. The MHC, the Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of McDonald when the same shall have been given by the undersigned or any other officer of McDonald. McDonald shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, McDonald, the MHC, the Company, the Bank and the controlling and other persons referred to in
Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The undersigned consent to the assignment of rights and obligations of Trident Securities hereunder to McDonald Investments Inc.

         14. Construction. Unless preempted by federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

         15. Counterparts and Definitions. This Agreement may be executed in separate

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counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. Any initially capitalized terms not defined herein shall have the meanings ascribed thereto in the Prospectus.

         16. Amendment. This Agreement may be amended at any time only by a writing signed by all parties hereto.




                     [SIGNATURES APPEAR ON FOLLOWING PAGE.]

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         Please acknowledge your agreement to the foregoing as of the date above written by signing below and returning to the Company one copy of this Agreement.

                                     BANKS OF THE CHESAPEAKE, M.H.C.


                                     By:
                                           R. Thomas Jefferson
                                           President and Chief Executive Officer

                                     BANKS OF THE CHESAPEAKE, INC.


                                     By:
                                           R. Thomas Jefferson
                                           President and Chief Executive Officer

                                     CHESAPEAKE BANK OF MARYLAND


                                     By:
                                           R. Thomas Jefferson
                                           President and Chief Executive Officer




Agreed to and accepted as of the date first written above:

TRIDENT SECURITIES, a Division of McDonald Investments Inc.

By:   _________________________________